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                                                                       EXHIBIT B
                 STARRETT HOUSING CORPORATION AND SUBSIDIARIES
             EXHIBIT SETTING FORTH THE COMPUTATION OF FULLY DILUTED
                         EARNINGS PER SHARE INFORMATION
      (Dollars and number of shares in thousands except per share amounts)

                                                                               Year Ended December 31,
                                                                               -----------------------
                                                                       1993              1992            1991
                                                                      ------            ------          ------
Common and common equivalent
 shares used in computing earnings
 per share  . . . . . . . . . . . . . . . . . . . . . . . .            6,356             6,417           6,495
                                                                       -----             -----           -----

Income before extraordinary item and
 cumulative effect of accounting
 change . . . . . . . . . . . . . . . . . . . . . . . . . .           $2,140            $  284          $1,384

Net Income  . . . . . . . . . . . . . . . . . . . . . . . .           $2,140            $2,395          $1,384
                                                                      ======            ======          ======


Income before extraordinary item and
 cumulative effect of accounting change . . . . . . . . . .             $.34              $.04            $.21

Extraordinary item  . . . . . . . . . . . . . . . . . . . .                                .13

Cumulative effect of accounting change  . . . . . . . . . .                                .20
                                                                       -----              ----            ----

Net Income  . . . . . . . . . . . . . . . . . . . . . . . .             $.34              $.37            $.21
                                                                        ====              ====            ====





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